Exhibit 4.4

                           Certificate of Indebtedness

No. ________________                                           $________________

PIF/CORNERSTONE MINISTRIES INVESTMENTS, INC. ("Issuer" or "we" and related pronouns) promises to pay to ___________________________ or registered assigns ("you" or "holder"), the principal sum of _____________________________ Dollars
($__________).

Taxpayer I.D. Number: __________________ CUSIP Number:_________________.

This  Certificate of Indebtedness  may evidence (1) a 9% five-year  certificate,
(2) an access certificate, or (3) a graduated certificate, in each case, as described in the prospectus under which such certificate is sold. Certificates of Indebtedness will be registered in book entry form only and the investor will receive only a written confirmation of their investment, and not an actual certificate. We issue Certificates of Indebtedness under a Trust Indenture; the trustee under the Trust Indenture is Regions Bank.



                                                   Dated:_________________, 2002


Regions Bank, as Trustee, certifies that this is one of the Certificates referred to in the Trust Indenture.



By:_________________________________
Name:
Title:


                                     [SEAL]



PIF/CORNERSTONE MINISTRIES
INVESTMENTS, INC.



By:_________________________________
Name:
Title:
                                     [SEAL]